Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-282113) on Form S-8 of our report dated March 27, 2025, with respect to the consolidated financial statements of Bicara Therapeutics Inc. and subsidiary.

/s/ KPMG LLP

Boston, Massachusetts
March 27, 2025